SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

MEDIX RESOURCES, INC.

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(Exact name of registrant as specified in its charter)

Colorado	0-24768	84-1123311
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(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue; Suite 1830, New York, New York	10170
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509
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Item 5. Other Events and Regulation FD Disclosure.

          On April 11, 2003, pursuant to the Securities Purchase Agreement filed with this Form 8-K as Exhibit 10.25, the Registrant closed a private placement of its 7% Convertible Debentures Series 03 Due October 11, 2004 in the principal amount of $400,000 and its Common Stock Purchase Warrants to purchase 1,500,000 shares of Common Stock.

Item 7. Financial Statements and Exhibits.

          Exhibit 10.25 Securities Purchase Agreement dated April 11, 2003 between Medix Resources, Inc. and Bertrand Overseas Ltd.

SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC.
By: /s/ Mark W. Lerner
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Mark W. Lerner
Executive Vice President and Secretary

Dated: April 14, 2003